Exhibit 99.1

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Major Outcomes Studies Will Evaluate EZETROL™ Together With Statins In New Patient Populations, Including Patients With Chronic Kidney Disease

CHICAGO, 30 March, 2003 - Researchers at a major press briefing at the 52nd Annual Scientific Session of the American College of Cardiology said that significant new outcome studies are underway to evaluate the importance of co-administration therapy with the cholesterol absorption inhibitor EZETROL (ezetimibe, Merck, Sharp & Dohme and Schering-Plough) and statins. These new studies will examine the effect of dual inhibition for reducing LDL cholesterol (LDL-C) in patients with existing coronary heart disease, chronic kidney disease (CKD) and valvular aortic stenosis, and in reversing the progression of atherosclerosis. EZETROL has successfully completed the Mutual Recognition Procedure in the European Union, and all 15 E.U. member states as well as Norway and Iceland can grant national marketing authorizations.

Multi-center study to determine role of dual inhibition in patients with kidney disease

"Previous clinical trials have shown that the combination of EZETROL and a statin reduces low density lipoprotein (LDL-C), or "bad" cholesterol, significantly more than statin therapy alone," said Rory Collins, M.D., Clinical Trial Service Unit, Oxford University, United Kingdom. The trials that are being launched now will significantly expand our knowledge of the cause and effect relationship of elevated cholesterol and vascular disease in new patient populations."

The Study of Heart and Renal Protection (SHARP) will evaluate the effects of lowering LDL-C with EZETROL 10 mg and ZOCOR 20 mg daily versus placebo in 9,000 patients with chronic kidney disease (CKD) - both pre-dialysis patients and those currently undergoing dialysis - in about 200 hospitals in 10 countries. The multi-regional trial will be coordinated by the Clinical Trial Service Unit of Oxford University (which recently conducted the landmark Heart Protection Study), and will assess the effect of this combination therapy on the time to the first major vascular event, (i.e. heart attack, stroke, or revascularization) and on progression to end-stage renal disease among pre-dialysis patients, as well as assessing safety and tolerability in the different treatment arms.

"Patients with chronic kidney disease are at high risk of vascular disease (1) suggesting that the benefits of cholesterol-lowering therapy might be substantial in this population," said Dr. Collins, who is Chair of the SHARP Steering Committee. "Currently, there is no reliable randomized evidence of these benefits because CKD patients generally have been omitted from previous trials. The large-scale SHARP trial will, for the first time, allow reliable assessment of the effects of lowering blood LDL-cholesterol on the risk of major vascular events and on the rate of loss of renal function in patients with various degrees of renal impairment."

Animal studies have suggested that glomerulosclerosis (a major mechanism leading to loss of renal function) shares many similarities with atherosclerosis, and may be promoted by certain blood lipid abnormalities, according to Dr. Collins. "A meta-analysis of small-scale randomized trials among CKD patients suggests that lowering LDL-cholesterol might reduce the rate of nephron loss among patients with progressive renal dysfunction," he said.

Another major outcomes trial evaluates EZETROL and ZOCOR in treating aortic stenosis

Another important trial of EZETROL 10 mg together with ZOCOR (simvastatin) 40 mg versus placebo is underway and will examine the reduction of mortality and morbidity in patients with aortic stenosis (a narrowing or partial obstruction of the aortic heart valve). Terje R. Pedersen, M.D., Chief, Clinic for Preventive Medicine, Ulleval University Hospital, Oslo, Norway, is the principal investigator. Professor Pedersen was the lead investigator of the landmark Scandinavian Simvastatin Survival Study (4-S), a randomized, placebo-controlled study with ZOCOR.

"Valvular aortic stenosis (AS) is a relatively common disease in older individuals, which often requires aortic valve replacement surgery, an extremely costly procedure that is

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associated with significant morbidity and mortality," Professor Pedersen said. "The Simvastatin and Ezetimibe in Aortic Stenosis (SEAS) trial will involve a large number of cardiologists in several European countries."

ENHANCE study assesses EZETROL and ZOCOR in atherosclerotic regression

A third study that is being conducted mostly in Europe, ENHANCE (Ezetimibe and Simvastatin In Hypercholesterolemia Enhances Atherosclerosis Regression) is also underway and will evaluate EZETROL 10 mg and ZOCOR 80 mg together versus ZOCOR 80 mg therapy alone in reversing the atherosclerotic thickening of the carotid artery wall in patients with high cholesterol levels.

"Multiple studies in the past decade have firmly established the role of elevated cholesterol in the progression of atherosclerosis," said John Kastelein, M.D., Professor of Vascular Medicine at the Academic Medical Center, Amsterdam, Holland. "Recent data on the efficacy of co-administration therapy also demonstrate convincingly that the cholesterol absorption inhibitor Ezetrol, together with a statin, provides significantly greater reductions in LDL cholesterol than just increasing the statin dose. The ENHANCE study is expected to show benefits of dual inhibition in slowing or even reversing atherosclerosis."

Previously reported studies demonstrate that EZETROL co-administered with any statin provides additional cholesterol reductions

Results from a study involving 769 patients with hypercholesterolemia (excess cholesterol in the blood) demonstrated that adding ezetimibe to ongoing therapy with each of six statins provided additional 25 percent reductions in LDL-C versus statin treatment alone. Significant decreases in levels of triglycerides and increases in HDL-C ("good" cholesterol) were also observed. In this study, patients were given ezetimibe 10 mg in addition to their existing therapy regime with simvastatin, atorvastatin, lovastatin, pravastatin, fluvastatin or cerivastatin for eight weeks. The statin most frequently used in this study was atorvastatin (40 percent of patients were already taking atorvastatin). 72 percent of patients who were not at their LDL-C goal when treated with a statin alone, reached their cholesterol goal when EZETROL 10 mg was co-administered with ongoing statin therapy.

About EZETROL

EZETROL (ezetimibe), a cholesterol absorption inhibitor, has been developed and is being marketed by Merck & Co., Inc. (NYSE:MRK) and Schering-Plough Corporation (NYSE:SGP), in connection with a partnership formed by both companies to develop and

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market worldwide (excluding Japan) new prescription medicines in cholesterol management. The Mutual Recognition Procedure was completed for EZETROL 10mg tablets.

About Merck

Merck & Co., Inc., which operates in many countries as Merck Sharp & Dohme, is a global research-driven pharmaceutical products and services company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

About Schering-Plough

Schering-Plough Corporation is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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FORWARD LOOKING STATEMENT

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company's businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

(1) In the U.S., for example, cardiac mortality among dialysis patients younger than 45 years is approximately 100 times greater than in the general population. This large proportional increase in risk implies that the absolute risk of cardiac death in young dialysis patients is comparable to that observed in elderly individuals without renal disease (Foley RN, Parfrey PS, Sarnak MJ. Clinical epidemiology of cardiovascular disease in chronic renal disease. Am J Kidney Dis 1998; 21 (Suppl 3): S112-S119).